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                                                                    EXHIBIT 2.2

                                AMENDMENT NO. 1
                          TO ASSET PURCHASE AGREEMENT

     This Amendment No. 1 is dated as of August 1, 2000, among Dynamic Details, Incorporated, Virginia, a Delaware corporation ("DDI") (DDI and any assignee are the "Buyer"), and Automata International, Inc., a Delaware corporation, successor by merger to Automata, Inc., Debtor and Debtor in Possession (the "Seller") under Case No. 00-2845 (MFW) (the "Case") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), and is an amendment to the Asset Purchase Agreement (the "Agreement") dated as of June 26, 2000 among the Buyer and the Seller.

The parties hereby agree as follows:

1. Definitions. The Agreement as amended hereby is referred to herein as the "Amended Purchase Agreement." Capitalized terms defined in the Agreement and not otherwise defined herein are used herein with the meanings so defined.

2. Amendments to Original Agreement. Subject to all of the terms and conditions hereof, effective as of the date hereof, the Agreement is hereby amended as set forth herein.

     2.1. Purchase Price. Section 2.1.1. of the Agreement is amended and restated to read in its entirety as follows:

     "2.1.1.   The Cash consideration to be paid by Buyer to Seller of the
Property (the "Purchase Price") shall be TWENTY MILLION DOLLARS ($20,000,000 U.S.D.), subject to the adjustments described in Section 3.5 (the "Adjusted Purchase Price").

     2.2. Sale Order. Section 4.1.7 of the Agreement is amended and restated to read in its entirety as follows:

     "4.1.7.   Bankruptcy Court Action. The Bankruptcy Court shall have entered the Procedure Order (as defined herein) in accordance with Section 9.4.1 below and the Approval Order, in the form attached hereto as Annex 4.1.7" which order has not been vacated, stayed, modified or rescinded.

     2.3. New Annex. Annex 4.1.7 to the Amended Purchase Agreement is attached hereto (the "Final Sale Order").

3.   Condition to Closing.

     3.1. Seller's Condition. The Seller hereby agrees that the only remaining conditions to Seller's obligations to close, under
               Section 4.1 of the Amended Purchase Agreement, are the conditions in Sections 4.1.1, 4.1.2, 4.1.4, 4.1.5, 4.1.7, and 4.1.6, solely with respect to any litigation commenced and served after the date of this Agreement. All other conditions are hereby expressly waived.


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     3.2.      Buyer's Conditions. The Buyer hereby agrees that the only
               remaining conditions to Buyer's obligations to close, under
               Section 4.2. of the Amended Purchase Agreement, are the conditions set forth in Sections 4.2.4, 4.2.5, 4.2.8, 4.2.9, and
               4.2.6 solely with respect to any litigation commenced and served after the date of this Agreement. All other conditions are hereby expressly waived.

     3.3. Closing. The Buyer and Seller hereby confirm their obligations to perform the terms of Section 3 of the Amended purchase Agreement (Closing Transactions) by no later than August 4, 2000.

4. Condition to Amendment. This Amendment No. 1 shall be null and void if the Bankruptcy Court does not enter the Final Sale Order on or before August 2, 2000.


                                       2
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     Each of the undersigned has caused this Amendment to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                        DYNAMIC DETAILS, INCORPORATED,
                                        VIRGINIA

                                        /s/ Charles D. Dimick
                                        ---------------------------
                                        Name:  Charles D. Dimick
                                        Title: Chairman

                                        AUTOMATA INTERNATIONAL, INC.

                                        /s/ B. Kevin Kelly
                                        ---------------------------
                                        Name:  B. Kevin Kelly
                                        Title: President & CEO


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     Bankers Trust Company (the "Agent"), as agent for Automata's bank and institutional lenders, by its signature below, acknowledges that (i) it is authorized to enter into this agreement on behalf of itself and the lenders (the "Lenders") under Automata's pre-Chapter 11 Case Credit Agreement dated as of January 29, 1998, as amended, including as amended by any cash collateral orders or by any debtor-in-possession financing provided by such lenders (the "Credit Agreement"), (ii) the Agent and the Lenders consent to Automata's execution and (subject to the terms and conditions thereof) consummation of the Amended Purchase Agreement and (iii) the Agent and the Lenders consent to the changes in the Sale procedure made at the Auction and the private sale of the Property pursuant to the Amended Purchase Agreement.

LENDER CONSENT:

BANKERS TRUST COMPANY, As Agent

By: /s/ Keith C. Braun
    ---------------------------
    A Duly Authorized Signatory
    Keith C. Braun
    Vice President